UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2008

Third Wave Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31745	39-1791034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 South Rosa Road, Madison, Wisconsin	53719
(Address of Principal Executive Offices)	(Zip Code)

(608) 273-8933

(Registrant’s Telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

As previously announced on June 9, 2008, Third Wave Technologies, Inc. (the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 2008, with Hologic, Inc., a Delaware corporation (“Hologic”) and Thunder Tech Corp., a Delaware corporation (“Purchaser”). Purchaser is a direct wholly-owned subsidiary of Hologic.

All descriptions of the Merger Agreement are qualified in their entirety by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement was filed with the SEC on June 9, 2008 as Exhibit 2.1 to a Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer (the “Offer”) to purchase all of Third Wave’s outstanding common shares, par value $0.001 (each a “Share”) at a price of $11.25 per Share net to the seller in cash, on the terms and subject to the conditions set forth in the Merger Agreement, Purchaser’s offer to purchase, dated June 18, 2008 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”).

At 12:00 midnight, New York City time, on July 16, 2008, the initial offering period of the Offer expired. The depositary for the Offer has advised that, as of the expiration of the Offer, stockholders of the Company had validly tendered and not withdrawn approximately 45,225,950 Shares (including Shares tendered pursuant to the guaranteed delivery procedures), which represents approximately 92% of the currently outstanding Shares and therefore satisfies the “minimum condition” of the Offer, which requires the tender of 50% of the total number of Shares outstanding prior to the expiration of the Offer.

On July 17, 2008, Hologic and Purchaser issued a joint press release announcing the expiration of the initial offering period of the Offer, the acceptance for payment all the Shares that were validly tendered in the initial offering period of the Offer and commencement of a subsequent offering period for all remaining untendered Shares, which will expire at 12:00 midnight, New York City time at the end of Wednesday, July 23, 2008, unless extended.

The aggregate consideration paid or to be paid by Purchaser in the Offer and the Merger is approximately $600 million. The funds used by Purchaser to purchase Shares pursuant to the Offer were funds obtained pursuant to credit facilities, dated as of July 17, 2008, among Hologic and certain of its domestic subsidiaries, Goldman Sachs Credit Partners and Banc of America Securities LLC as joint lead arrangers and the other lenders therein named (the “Credit Agreement”). The nature and terms of this agreement are described in Section 10 of the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, dated June 18, 2008 (as amended or supplemented from time to time, the “Schedule TO”) of Hologic and Purchaser.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement contains certain provisions with respect to the composition of the Company’s Board of Directors (the “Board”). Specifically, upon acceptance for payment by Purchaser or Hologic for all Shares tendered pursuant to the Offer that represent at least the Adjusted Outstanding Share Number (as defined in the Schedule 14D-9 dated June 18, 2008 (as amended or supplemented from time to time, the “Schedule 14D-9”), the “Acceptance Time”), Hologic is entitled to designate up to such number of directors on the Board equal to the product (rounded up to the next whole number) obtained by multiplying (x) the number of directors on the Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) and (y) a fraction, the numerator of which is the number of Shares held by Hologic and Purchaser (giving effect to the Shares purchased pursuant to the Offer), and the denominator of which is the total number of then outstanding Shares (the “Director Percentage”). After completion of the Offer and the election of Hologic’s designees to the Board, any directors who are currently members of the Board and remain so at least through completion of the Merger shall be referred to as “Continuing Directors.” Prior to the Effective Time of the Merger (as defined in the Merger Agreement), the approval of a majority of the Continuing Directors is required for the Company to (i) amend or terminate the Merger Agreement; (ii) extend the time for performance of, or waive, any of the obligations or other acts of Hologic or the Purchaser under the Merger Agreement; (iii) waive any of Third Wave’s rights under the Merger Agreement; (iv) amend, rescind, repeal or waive the certificate of incorporation or bylaws of the Company, or (v) make any other determination with respect to any action to be taken or not to be taken by or on behalf of the Company relating to the Merger Agreement.

On July 17, 2008, in accordance with the provisions of the Merger Agreement and at the direction of Hologic, Gordon F. Brunner, Katherine Napier and David A. Thompson (collectively, the “Resigning Directors”) submitted a resignation from the Board and from any committees of the Board. Such resignations are effective immediately following the Acceptance Time. Kevin T. Conroy, James Connelly, Lionel Sterling and Lawrence Murphy are remaining on the Board as Continuing Directors.

Effective as of the Acceptance Time, and in accordance with the provisions of the Merger Agreement, Glenn P. Muir, Robert A. Cascella, Mark J. Casey, Stuart A. Kingsley and Howard B. Doran, Jr. (collectively, “Director Designees”) were appointed to the Board. None of the Director Designees has entered into any employment agreement or arrangement with the Company.

Such persons were designated for appointment as Company directors by Hologic in accordance with the provisions of the Merger Agreement. Biographical and other information about the Director Designees was previously furnished to the Company by Hologic and is set forth in Annex I to the Schedule 14D-9 filed by the Company on June 18, 2008. The Board does not expect to name any of the Director Designees to any committee of the Board at this time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Acceptance Time, the Board approved an amendment to Section 3.2 of the Amended and Restated Bylaws of the Company (the “Bylaws”) so as to permit the Board to designate the number of directors to serve on the Board from time to time. Immediately following the amending of the Bylaws, the Board approved a resolution to increase the size of the Board to nine directors.

A complete copy of the Company’s Second Amended and Restated Bylaws is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the amendment is qualified in its entirety by reference to the text of the Second Amended and Restated Bylaws.

Item 8.01.	Other Events.

On July 17, 2007, the Company and Hologic issued a joint press release announcing the expiration of the initial offering period, the acceptance for payment all the Shares that were validly tendered in the initial offering period of the Offer and the commencement of a subsequent offering period. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of Third Wave Technologies, Inc.

99.1	Press Release issued by Third Wave Technologies, Inc. and Hologic, Inc. dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD WAVE TECHNOLOGIES, INC.

Date: July 17, 2008	By:	/s/ Maneesh K. Arora
	Name:	Maneesh K. Arora
	Title:	Chief Financial Officer